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                                                                EXHIBIT 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                    PLATINUM TECHNOLOGY INTERNATIONAL, INC.

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of Common Stock, par value $.001 per share, of PLATINUM TECHNOLOGY International, INC., a Delaware corporation (the "Company"), including the associated Class II Series A Junior Participating Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 21, 1995, as amended, between the Company and Harris Trust and Savings Bank, as Rights Agent (the shares and the Rights collectively referred to as the "Shares") are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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          BY MAIL:              BY FACSIMILE TRANSMISSION:     BY HAND/OVERNIGHT DELIVERY:
40 Wall Street, 46(th) Floor   (Eligible Institutions Only)   40 Wall Street, 46(th) Floor
     New York, NY 10005               (718) 234-5001               New York, NY 10005
 (Attention: Reorganization        CONFIRM BY TELEPHONE:       (Attention: Reorganization
         Department)                  (718) 921-8200                   Department)
                                   FOR INFORMATION CALL:
                                      (718) 921-8200
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA
FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A
VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to HardMetal, Inc., a Delaware corporation ("Merger Subsidiary") and a wholly owned subsidiary of Computer Associates International, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 2, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.001 per share, of PLATINUM TECHNOLOGY International, INC., a Delaware corporation (the "Company"), including the associated Class II Series A Junior Participating Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 21, 1995, as amended, between the Company and Harris Trust and Savings Bank, as Rights Agent (the shares and the Rights collectively referred to as the "Shares") specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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Number of Shares and Certificate No(s) (if             Name(s) of Record Holder(s):
available):                                               (Please type or print)

                                               Address(es):
                                               (Zip Code)

/ / Check here if Shares will be tendered by   Area Code and Tel. No.:
book entry transfer.                           (Daytime telephone number)

DTC Account Number:                            Signature(s):
Dated: , 1999
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                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (defined in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

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Name of Firm:                                             (Authorized Signature)

Address:                                       Name:
                                               (Please type or print)
                                  (Zip Code)   Title:

Area Code and Tel. No.:                        Date: , 1999
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NOTE:DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
    BE SENT WITH YOUR LETTER OF TRANSMITTAL.